UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 29, 2009

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska	91-0742812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3412 S. Lincoln Drive

Spokane, Washington  99203-1650

(Address of principal executive offices, including zip code)

(509) 624-5831

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On May 29, 2009, the Company reported substantial progress toward completing a forward sale of gold to finance a limited mining plan involving a test mining pit in the alluvial gold deposit on Little Squaw Creek on its Chandalar property. The Company’s Board of Directors has authorized management to enter into forward gold sales contracts for a total of up to 1,500 ounces of alluvial gold to fund the mining operation. The Company has received all mining permits for a test mine on the Chandalar property, has secured a total of $495,000 with additional commitments for forward gold sales and has initiated the construction of the wash plant required to extract the gold from mineralized gravel during the summer of 2009.  The Company believes that the funds received, combined with the additional commitments of forward gold sales and the sale at market rates of gold produced during 2009 will fund the estimated $850,000 cost of the 2009 mining plan and provide capital to undertake additional mining activities in 2010.

The forward sales of gold are being made under an Alluvial Gold Forward Sales Contract and its associated Confirmation Letter with each purchaser of alluvial gold produced at the Company’s Chandalar property.  Sales are made at a uniform percentage to all purchasers of 73% of the closing price of gold as quoted on the Daily London Bullion Brokers Second Gold Fixing on the date the Confirmation Letter is signed by the purchaser.  The gold is to be delivered on or before November 1, 2010, with any gold distribution prior to November 1, 2010 done on a prorata basis among all purchasers. The alluvial gold is estimated to be 870 fine.

In an internal letter memorandum dated February 9, 2009 and titled “Mineralized Material Estimate and Data Analyses for Little Squaw Creek, Chandalar Project, Alaska”, an independent mining engineer reported to the Company that his calculations show the Little Squaw Creek alluvial deposit to contain an estimated 10.5 million bank cubic yards (bcy) of “in place” material having an average grade of 0.0246 fine ounces of gold per bank (in place) cubic yard.  He further reports that the total amount of unmineralized material that would need to be removed to access the mineralized material is about 9.3 million bcy; making for an overburden to mineralized material strip ratio of 0.89 to 1.00.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.01

Form of Alluvial Gold Forward Sales Contract

10.02

Form of Alluvial Gold Forward Sales Contract Confirmation Letter

10.03

Update of Mineralized Material Estimate and Data Analysis for Little Squaw Creek

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: June 4, 2009	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer